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EyePoint Pharmaceuticals Announces Closing of Upsized Public Offering and Full Exercise of Option to Purchase Additional Shares

WATERTOWN, Mass., October 31, 2024 (GLOBE NEWSWIRE) – EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a company committed to developing and commercializing innovative therapeutics to improve the lives of patients with serious retinal diseases, today announced the closing of its previously announced underwritten public offering of 14,636,363 shares of its common stock, which includes the exercise in full by the underwriters of their option to purchase an additional 1,909,090 shares of common stock, at the public offering price of $11.00 per share. Gross proceeds to EyePoint in the offering, before underwriting discounts and estimated expenses of the offering, were approximately $161.0 million.

J.P. Morgan, Citigroup and Guggenheim Securities acted as joint book running managers for the offering. Baird, Mizuho and Jones acted as co-managers for the offering.

EyePoint intends to use the net proceeds from the offering to advance clinical development of DURAVYUTM for wet age related macular degeneration (wet AMD) and diabetic macular edema (DME), as well as support its earlier stage pipeline development initiatives, and for general corporate purposes.

The securities described above were offered by EyePoint pursuant to a shelf registration statement on Form S-3 (No. 333-281391) previously filed with the Securities and Exchange Commission (SEC) on August 8, 2024 and declared effective by the SEC on August 16, 2024.

The securities were offered by means of a prospectus supplement and accompanying prospectus relating to the offering that form a part of the registration statement. A final prospectus supplement relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (800) 831-9146; or Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals (Nasdaq: EYPT) is a clinical-stage biopharmaceutical company committed to developing and commercializing innovative therapeutics to help improve the lives of patients with serious retinal diseases. The Company’s pipeline leverages its proprietary bioerodible Durasert ETM technology for sustained intraocular drug delivery. The Company’s lead product candidate, DURAVYUTM (f/k/a EYP-1901), is an investigational sustained delivery treatment for VEGF-mediated retinal diseases combining

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vorolanib, a selective and patent-protected tyrosine kinase inhibitor with bioerodible Durasert ETM. DURAVYU is presently in Phase 3 global, pivotal clinical trials as a sustained delivery treatment for wet AMD, the leading cause of vision loss among people 50 years of age and older in the United States, and in a Phase 2 clinical trial in DME. EyePoint expects full topline data from the Phase 2 clinical trial in DME in Q1 2025 and topline data from both Phase 3 pivotal trials in wet AMD in 2026.

Pipeline programs include EYP-2301, a TIE-2 agonist, razuprotafib, formulated in Durasert ETM to potentially improve outcomes in serious retinal diseases. The proven Durasert® drug delivery technology has been safely administered to thousands of patient eyes across four U.S. FDA approved products. EyePoint Pharmaceuticals is headquartered in Watertown, Massachusetts.

Vorolanib is licensed to EyePoint exclusively by Equinox Sciences, a Betta Pharmaceuticals affiliate, for the localized treatment of all ophthalmic diseases outside of China, Macao, Hong Kong and Taiwan.

DURAVYUTM has been conditionally accepted by the FDA as the proprietary name for EYP-1901. DURAVYU is an investigational product; it has not been approved by the FDA. FDA approval and the timeline for potential approval is uncertain.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the anticipated use of proceeds for the offering, EyePoint’s clinical development plans and the expected timing thereof; and other statements identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause EyePoint’s actual results to be materially different than those expressed in or implied by EyePoint’s forward-looking statements. For EyePoint, this includes stock price volatility and uncertainties relating to the financial markets, the medical community and the global economy; the timing, progress and results of the company’s clinical development activities; uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; the company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; the risk that results of clinical trials may not be predictive of future results, and interim and preliminary data are subject to further analysis and may change as more data becomes available; unexpected safety or efficacy data observed during clinical trials; uncertainties related to the regulatory authorization or approval process, and available development and regulatory pathways for approval of the company’s product candidates; changes in the regulatory environment; changes in expected or existing competition; the success of current and future license agreements; our dependence on contract research organizations, and other outside vendors and service providers; product liability; the impact of general business and economic conditions; protection of our intellectual property and avoiding intellectual property infringement; retention of key personnel; delays, interruptions or failures in the manufacture and supply of our product candidates; the availability of and the need for additional financing; the company’s ability to obtain additional funding to support its clinical development programs; uncertainties regarding the timing and results of the August 2022 subpoena from the U.S. Attorney’s Office for the District of Massachusetts; uncertainties regarding the FDA warning letter pertaining to the company’s Watertown, MA manufacturing facility; and other factors described in our filings with the Securities and Exchange Commission. More detailed information on these and additional factors that could affect EyePoint’s actual results are described

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in EyePoint’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as revised or supplemented by its Quarterly Reports on Form 10-Q and other documents filed with the SEC. All forward-looking statements in this news release speak only as of the date of this news release. EyePoint undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investors:

Christina Tartaglia

Precision AQ (formerly Stern IR)

Direct: 212-698-8700

christina.tartaglia@sternir.com

Media Contact

Amy Phillips

Green Room Communications

Direct: 412-327-9499

aphillips@greenroompr.com